Exhibit 32.2

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scout Exploration, Inc. (the “Company”), on Form 10-Q for the period ending December 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jason Walsh, Treasurer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report duly complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jason Walsh	Date: September 4, 2012
Jason Walsh
Treasurer and Principal Accounting Officer